Exhibit 99.906CERT

Exhibit 12(b)

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

I, Stephen C. Miller, President of First Financial Fund, Inc. (the “Registrant”), certify that:

1.       The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of  Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date	June 6, 2008	/S/ STEPHEN C. MILLER
Stephen C. Miller, President
(Principal Executive Officer)

I, Carl D. Johns, Vice President and Treasurer of First Financial Fund, Inc. (the “Registrant”), certify that:

1.       The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	June 6, 2008	/S/ CARL D. JOHNS
Carl D. Johns, Vice President and Treasurer
(Principal Financial Officer)